UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02(c)      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 4, 2008, Mr. David D. Wolf, 37, began his employment at Berry Petroleum Company (“Company”) as Executive Vice President and Chief Financial Officer.  Mr. Wolf’s appointment was previously announced on the Company’s Form 8-K filed on June 19, 2008.

Mr. Wolf previously served as a Managing Director in JPMorgan's Oil and Gas Group and had been with that firm since 1995 where he participated in numerous equity, debt and M&A transactions in the energy industry.

In his position as Executive Vice President and Chief Financial Officer, Mr. Wolf receives an annual base salary of $300,000 and is eligible for an annual cash bonus.  The amount of his annual cash bonus, which will be paid under the Company’s Short Term Cash Incentive Plan, will depend on the future performance of the Company and Mr. Wolf.

In recognition of Mr. Wolf’s foregoing of other business opportunities and compensation arrangements, on the commencement of his employment, August 4, 2008, Mr. Wolf received grants of (i) restricted stock units under the Company’s 2005 Equity Incentive Plan (the “Plan”) based on shares of Company’s common stock having a fair market value of $1,250,000 (ii) nonqualified stock options under the Plan with a Black-Scholes value of $1,250,000 and (iii) a cash award of $150,000.  The equity awards were valued using the average of the high and low price per share of the Company’s common stock on August 4, 2008 and will cliff vest on the third anniversary of such date.

Mr. Wolf is also eligible to receive an annual grant under the Plan in 2008.  The initial grant value of these annual grants under the Plan will depend on the future performance of the Company and Mr. Wolf.  All grants under the Plan, including the size and form of each grant, are at the discretion of the Compensation Committee of the Company’s Board of Directors and the Board of Directors.

As an executive of the Company, Mr. Wolf receives the same benefits and services that the Company provides to its similarly situated executives, including a Change in Control Severance Protection Agreement, the form of which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K on August 24, 2006.  The Company is considering entering into an employment agreement with Mr. Wolf, the terms of which have not been determined and are thus not available at this time.  Pursuant to the instructions of Form 8-K, the Company will, to the extent applicable, file at a later date an amendment to this Form 8-K to provide the material terms of any such employment agreement.

In connection with Mr. Wolf’s commencement of his duties, Mr. Shawn M. Canaday will no longer perform the function of Interim CFO.  Mr. Canaday will remain Vice President and Controller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: August 6, 2008